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                                                                    Exhibit 99.1

                                                                   17 April 2003

                  CARNIVAL CORPORATION AND P&O PRINCESS CRUISES PLC
                            COMPLETION OF DLC TRANSACTION
                      WITH P&O PRINCESS AND PARTIAL SHARE OFFER

                    P&O PRINCESS CRUISES PLC RENAMED CARNIVAL PLC

Following their announcements on 14 April 2003 and on 16 April 2003 that approval had been given by their respective shareholders, Carnival Corporation and P&O Princess Cruises plc ("P&O Princess") are pleased to announce the completion of the DLC transaction. P&O Princess also announces it will today change its name to Carnival plc.

The boards of P&O Princess and Carnival Corporation have now been altered as set out in the circular to P&O Princess shareholders dated 17 March 2003. Also as set out in that circular, P&O Princess will change its financial year end to 30 November.

The share capital of Carnival plc will be reorganised and consolidated so that the equalisation ratio adjusts to 1:1. The reorganisation will take effect at 10:00 p.m. (London time) today, 17 April 2003. Simultaneously with the reorganisation of Carnival plc ordinary shares, Carnival plc's American Depositary Shares ("ADSs") will also be adjusted so as to have a 1:1 ratio with Carnival plc ordinary shares, and, consequently, Carnival Corporation shares.

The reorganised Carnival plc ADSs will commence trading on the New York Stock Exchange ("NYSE") on Monday, 21 April 2003 under the new ticker symbol "CUK" (formerly trading under "POC"). The reorganised Carnival plc ordinary shares will commence trading on the London Stock Exchange on Tuesday, 22 April 2003 under the new ticker symbol "CCL" (formerly trading under "POC").

Following completion of the DLC transaction, the Partial Share Offer is now wholly unconditional and is no longer open for acceptance. Acceptances have been received in respect of 420,245,039 P&O Princess shares, representing approximately 61 per cent. of the issued share capital of P&O Princess. Acceptances of the Partial Share Offer by P&O Princess shareholders which are valid in all respects (or are deemed to be valid), will be met in full to the extent they are made in respect of up to 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares. Shareholders will therefore receive 0.3004 Carnival Corporation shares for each P&O Princess share tendered up to this level. Acceptances by P&O Princess shareholders, to the extent they are made in respect of more than 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares, have been scaled back pro rata. For acceptances in respect of more than 20 per cent. of their holding, acceptances have been scaled back by a proration factor of
0.162323. Therefore, P&O Princess shareholders will receive approximately 0.0488 Carnival Corporation shares for each P&O Princess share tendered in respect of more than 20 per cent. of their holding. The registered holding of P&O Princess shares for the purposes of determining acceptances was taken as at 10:00 a.m., London time, on 17 April 2003.

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Settlement of the consideration due to Carnival plc shareholders who have validly accepted the Partial Share Offer will be effected by 1 May 2003. Any P&O Princess shares tendered for the Partial Share Offer but not accepted will be returned by that date.

Carnival plc also announces that it has today appointed Merrill Lynch and UBS Warburg to act as its joint corporate brokers.

Enquiries:

Carnival                                             Telephone: +1 305 599 2600
Tim Gallagher

P&O Princess Cruises plc                             Telephone: +44 20 7404 5959
Sophie Fitton (Brunswick)

Terms used in this announcement have the same meaning as in the announcement dated 8 January 2003.

The directors of Carnival Corporation and P&O Princess accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Carnival Corporation and P&O Princess (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Merrill Lynch International and UBS Ltd., a subsidiary of UBS AG, are acting as joint financial advisors and joint corporate brokers exclusively to Carnival Corporation and no one else in connection with the Carnival DLC transaction and the Partial Share Offer and will not be responsible to anyone other than Carnival Corporation for providing the protections afforded to clients respectively of Merrill Lynch International and UBS Ltd. as the case may be or for providing advice in relation to the Carnival DLC transaction and the Partial Share Offer.

Citigroup Global Markets Limited ("Citigroup") and Credit Suisse First Boston (Europe) Limited are acting for P&O Princess and no one else in connection with the matters referred to herein and will not be responsible to any other person for providing the protections afforded to clients of Citigroup or Credit Suisse First Boston (Europe) Limited or for providing advice in relation to the matters referred to herein.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

Certain statements in this announcement constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. Carnival Corporation and P&O Princess have tried, wherever possible, to identify such statements by using words such as "anticipate", "assume", "believe", "expect", "forecast", "future", "intend", "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of the Combined Group's net revenue yields, booking levels, pricing, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause the Combined Group's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to: achievement of expected benefits from the DLC transaction; risks associated with the combination of the two companies' businesses by means of the DLC structure; liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for the cruise brands of the Combined Group; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; the impact of operating internationally; the international political and economic climate, armed conflict, terrorist attacks and other world events and negative publicity and their impact on the demand for cruises; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; the ability of the Combined Group to implement their shipbuilding programs and brand strategies and to continue to expand their businesses worldwide; the ability of the Combined Group to attract and retain shipboard crew; the ability to obtain financing on terms that are favorable or consistent with the Combined Group's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and security, fuel, food and insurance costs; changes in the tax, environmental and other regulatory regimes under which each company operates; and the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

These risks may not be exhaustive. The Combined Group operates in a continually changing business environment, and new risks emerge from time to time. Carnival Corporation and P&O Princess cannot predict such risks nor can they assess the impact, if any, of such risks on their business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival Corporation and P&O Princess undertake no obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.